KIRKLAND, RUSS, MURPHY & TAPP
                       13577 FEATHERSOUND DRIVE, SUITE 400
                            CLEARWATER, FLORIDA 33762


JUNE 2, 2000


SECURITIES AND EXCHANGE COMMISSION
450 - FIFTH STREET, N.W.
WASHINGTON, D.C. 20549

         RE:      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                  (FORMERLY OMEGA DEVELOPMENT, INC.)
                  FILE NO. 33-34200

DEAR SIR OR MADAM:

         We have reviewed Item 4 of the Form 8-K of BBJ Environmental Technologies, Inc. (formerly Omega Development, Inc.) dated June 1, 2000. Please be advised that we are in concurrence with the disclosures set forth therein as they relate to us.

Sincerely,

KIRKLAND, RUSS, MURPHY & TAPP


By: /s/ Bruce Murphy
    ------------------------
        Bruce Murphy
       (Authorized officer)